UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2011
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 15, 2011, Chris B. Andersen joined Progress Software Corporation (“Progress”) as Vice President, Corporate Controller and Chief Accounting Officer. Mr. Andersen succeeds David H. Benton, Jr. who, as previously disclosed, will be terminating his employment with Progress on or about October 14, 2011.
Prior to joining Progress, Mr. Andersen, age 42, was with Novell, Inc., a publicly traded software company (“Novell”), which he joined in 1998. While at Novell, Mr. Andersen served in a variety of positions within Novell’s finance organization, including, most recently, as Vice President, Finance and Corporate Controller, a position he assumed in 2006. Prior to being appointed as Corporate Controller, Mr. Andersen served as Assistant Controller, a position he assumed in 2003.
Mr. Andersen received his Master’s Degree in Accounting from Brigham Young University in 1993 and is a Certified Public Accountant.
There are no arrangements or understandings between Mr. Andersen and any other person pursuant to which he was appointed to his new position. There are no family relationships between Mr. Andersen and any of Progress’ directors or executive officers, nor is Progress aware, after inquiry of Mr. Andersen, of any related-person transaction or series of transactions required to be disclosed under the rules of the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2011	Progress Software Corporation
	By:	/s/Charles F. Wagner, Jr.
Charles F. Wagner, Jr.
Executive Vice President, Finance & Administration and Chief Financial Officer